CHEMTURA ANNOUNCES AGREEMENT TO SELL AGROCHEMICALS BUSINESS

TO PLATFORM SPECIALTY PRODUCTS FOR APPROXIMATELY $1 BILLION

Divestiture Unlocks Significant Value in Portfolio for Shareholders and

Sharpens Chemtura’s Focus as “Pure-Play” Leader in Industrial Specialty Chemicals

PHILADELPHIA, PA., April 17, 2014 – Chemtura Corporation (NYSE: CHMT) (Euronext Paris: CHMT) (“Chemtura”) today announced that it has entered into a definitive agreement to sell its agrochemicals business, Chemtura AgroSolutions, to Platform Specialty Products Corporation (NYSE: PAH) (“Platform”), a global specialty chemicals company, for approximately $1 billion. The consideration will be funded with $950 million in cash and 2 million shares of Platform's common stock. The transaction is subject to customary purchase price adjustments, closing conditions and regulatory approvals and is expected to close in the second half of 2014.

Upon completion of the sale, Chemtura’s core platform will be focused around two attractive segments: Industrial Performance Products (“IPP”) (Petroleum Additives and Urethanes) and Industrial Engineered Products (“IEP”) (Flame Retardants and Brominated Products, and Organometallics). These businesses are global leaders in the markets they serve and are well positioned for future growth and strong performance. In calendar 2013, on a pro-forma basis, including the elimination of any stranded costs associated with recent portfolio divestitures, Chemtura generated approximately $1.8 billion in net sales and $200 million of Adjusted EBITDA.

“The sale of Chemtura AgroSolutions accelerates our ability to deliver significant value to shareholders and furthers Chemtura’s transformation into a focused, pure-play industrial specialty chemical company,” said Craig A. Rogerson, Chairman, President and CEO of Chemtura. “We are excited about the prospects of our industry-leading platforms, including IPP, which increased revenues by 10% and Adjusted EBITDA by 9% in 2013, and IEP, which has a proven track record and a strategy to drive revenue, price and cost improvements as 2014 progesses. We are confident that that these leading, global platforms can deliver growth from secular opportunities going forward and benefit from cyclical recovery as it occurs.”

Rogerson continued, “This sale provides the agrochemicals business with a solid and stable home to build on its positive momentum and growth. At same time, it gives us added financial flexibility, which will allow us to maintain our conservative balance sheet through the additional reduction of debt and, as previously stated, return substantial value to our shareholders.”

Chemtura AgroSolutions generated revenues of $449 million and Adjusted EBITDA of $101 million for the year ended December 31, 2013. The business is a leading provider of seed treatment and agrochemical products for a wide variety of crop applications in attractive geographies. Chemtura AgroSolutions’ portfolio encompasses seed treatments, insecticides, miticides, herbicides, fungicides, plant growth regulators and adjuvants, and is supported by a proven and robust new product pipeline with over 100 new launches in each of the last three years. These products, backed by extensive research and field testing, utilize advanced chemistries to enhance crop quality and yield in many specialty markets and are supported by product registrations in more than 100 countries.

Daniel H. Leever, Platform’s Chief Executive Officer, added, “Chemtura AgroSolutions has achieved impressive growth under the skilled leadership of the team who will join Platform. As a category leader in niche segments, the business is positioned for ongoing success. This acquisition enables Platform to enter an attractive new vertical within the specialty chemicals sector—in line with our growth strategy. Chemtura’s agrochemicals business provides its customers with advanced, high-technology products grounded in extensive R&D, product registrations, and ongoing customer service. This ‘asset-lite, high-touch’ approach is analogous to Platform’s current business model and will allow us to maintain our robust margins and further build on our track record of significant free cash flow generation.”

Morgan Stanley & Co. LLC acted as financial advisor to Chemtura in connection with the Chemtura AgroSolutions divestiture process. Debevoise & Plimpton LLP acted as its legal counsel. Barclays and Lazard acted as financial advisors and Greenberg Traurig, LLP acted as legal advisor to Platform on the transaction.

Chemtura has incurred $4 million of expenses in the first quarter of 2014 ($10 million process-to-date) related to our exploration of a sale of our Chemtura AgroSolutions business.

About Chemtura

Chemtura Corporation, with 2013 net sales of $2.2 billion1, is a global manufacturer and marketer of specialty chemicals. Additional information concerning us is available at www.chemtura.com.

1 2013 net sales of $2.2 billion reflects discontinued operations treatment for the sale of Chemtura’s Antioxidants and Consumer Products businesses.

About Platform

Platform is a global producer of high-technology specialty chemical products and provider of technical services. Platform manufactures a broad range of specialty chemicals, created by blending raw materials, and the incorporation of these chemicals into multi-step technological processes. These specialty chemicals and processes together encompass the products sold to customers in the electronics, metal and plastic plating, graphic arts, and offshore oil production and drilling industries. More information on Platform is available at www.platformspecialtyproducts.com.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

·	Our ability to implement our growth strategies in rapidly growing markets and faster growing regions;
·	Our ability to execute timely upon our portfolio management strategies and mid and long range business plans;
·	The receipt of governmental and other approvals associated with the sale of the Chemtura AgroSolutions business and the successful fulfillment or waiver of all other closing conditions for such a transaction without unexpected delays or conditions;
·	The successful closing of the sale of the Chemtura AgroSolutions business and separation of that business from the rest of our businesses;
·	Risks associated with strategic acquisitions and divestitures; and
·	Other risks and uncertainties described in our filings with the Securities and Exchange Commission, including Item 1A, Risk Factors, in our Annual Report on Form 10-K.

These statements are based on our estimates and assumptions and on currently available information. Our forward-looking statements include information concerning possible or assumed future results of operations, and our actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this press release was issued. We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.

CHEMTURA CORPORATION
GAAP and Managed Basis Segment Net Sales and Operating Income (Unaudited)
(In millions of dollars)

	Year ended December 31, 2013
	GAAP	Managed Basis		Proforma		Proforma
	Historical	Adjustments	Managed Basis	Adjustments		Adjusted

NET SALES
Industrial Performance Products	$979	$-	$979		$-	$979
Industrial Engineered Products	803	-	803		-	803
Chemtura AgroSolutions	449	-	449		(449)	-
Total net sales	$2,231	$-	$2,231	$		$1,782

OPERATING INCOME

Industrial Performance Products	$109	$2	$111		$-	$111
Industrial Engineered Products	55	-	55		-	55
Chemtura AgroSolutions	88	-	88		(88)	-
Segment operating income	252	2	254			166

General corporate expense, including
amortization	(112)	20	(92)		26 (a)	(66)
Facility closures, severance and related costs	(42)	42	-			-
Changes in estimates related to expected allowable claims	-	-	-			-
Total operating income	$98	$64	$162	$		$100

Managed Basis Adjustments consist of the following:

Environmental reserves		$21
UK pension benefit matter		(2)
Accelerated recognition of asset retirement obligations		2
Accelerated depreciation of property, plant and equipment		1
Facility closures, severance and related costs		42
Changes in estimates related to expected allowable claims		-
		$64

DEPRECIATION AND AMORTIZATION

Industrial Performance Products	$28	$-	$28		$-	$28
Industrial Engineered Products	43	-	43		-	43
Chemtura AgroSolutions	12	-	12		(12)	-
General corporate expense	18	(1)	17		-	17

Total depreciation and amortization	$101	$(1)	$100		$0	$88

NON-CASH STOCK-BASED COMPENSATION EXPENSE

Industrial Performance Products			$1		-	$1
Industrial Engineered Products			1		-	1
Chemtura AgroSolutions			1		(1)	-
General corporate expense			10		-	10

Total non-cash stock-based compensation expense			$13			$12

Adjusted EBITDA by Segment:

Industrial Performance Products			$140		-	$140
Industrial Engineered Products			99		-	99
Chemtura AgroSolutions			101		(101)	-
General corporate expense			(65)		26	(39)

Adjusted EBITDA			$275			$200

(a) Represents the full year effect of eliminating stranded costs previously allocated to the Consumer Products segment and Antioxidants business both of which were sold in 2013 ($20 million) and fees associated with the sale of the Chemtura AgroSolutions business ($6 million).

CONTACTS

Chemtura Investors:

Dalip Puri, Vice President Investor Relations & Treasurer

+1 (203) 573-2153

Chemtura Media:

John Gustavsen, Corporate Communications Manager

+1 (203) 573-3224

Matt Benson/Nathaniel Garnick

Sard Verbinnen & Co

+1 (212) 687-8080